Exhibit 10.3

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

LIFELOC TECHNOLOGIES, INC.

COMMON STOCK WARRANT

WARRANT TO PURCHASE SHARES OF COMMON STOCK

THIS COMMON STOCK WARRANT (this “Warrant”) certifies that, for consideration received, DIAMOND BRIDGE CAPITAL, LP, a Delaware limited partnership, or its successors or assigns (the “Holder” or “Holders,” as applicable), is entitled to subscribe for and purchase [Sixty-Two Thousand Five Hundred (62,500)] fully paid and nonassessable shares (as adjusted pursuant to Section 3 hereof, the “Shares”) of the common stock of Lifeloc Technologies, Inc., a Colorado corporation (the “Company”), no par value (the “Common Stock”) at a price per Share equal to four dollars and fifty cents ($4.50) (as adjusted pursuant to Section 3 hereof, the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth or set forth in that certain Subordinated Debenture Agreement by and between Holder and Company, dated as of December 31, 2024 (the “Debenture Agreement”).

1.    Method of Exercise; Payment.

(a)    Exercise. This Warrant shall be exercisable from and after the date hereof (the “Initial Exercise Date”) through the earlier of (i) December 31, 2031 or (ii) if all amounts due and payable by the Company under the Debenture Agreement have been paid on or before December 31, 2030, or if the Company gives the Holder at least 30 days’ notice of its intent to pay all amounts due and payable by December 31, 2030, then December 31, 2030 (as applicable, the “Expiration Date”).  This Warrant shall be exercisable by Holder in whole or in part and from time to time for the Shares (as adjusted pursuant to Section 3 hereof).

(b)    Cash Exercise.  The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by wire transfer or certified, cashier’s or other check acceptable to the Company (or as otherwise provided pursuant to Section 1(c) hereinbelow), of an amount equal to the aggregate Exercise Price of the Shares being purchased.

(c)    Stock Certificates.  Promptly upon receipt of a notice to exercise, the Company will take all necessary actions to authorize the issuance of such Common Stock under this Warrant.

2.    Stock Fully Paid.  All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof (except the Holder’s income taxes, if any, that are due and payable with respect to the Shares).

3.    Adjustment to the Number of Shares Issuable and/or the Exercise Price.  The number of Shares issuable upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as set forth in this Section 3.  Upon each adjustment pursuant to this Section 3, the Holder shall thereafter prior to the Expiration Date be entitled to purchase the adjusted number of Shares of Common Stock at the Exercise Price as adjusted hereby.

(a)    If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend payable in shares of its capital stock (whether payable in shares of its Common Stock, preferred stock, or securities convertible into, or exchangeable or exercisable for, Common Stock or of other capital stock of any class), (ii) shall subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then (x) the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased or decreased to reflect such event, and (y) the Exercise Price shall be adjusted to an amount obtained by multiplying the Exercise Price in effect immediately prior to such event by a fraction equal to the number of Shares for which this Warrant is exercisable immediately prior to such event divided by the number of Shares for which this Warrant is exercisable immediately after such event.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of a subdivision, combination or reclassification.

(b)    If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock, or holders of any securities convertible into, or exchangeable or exercisable for Common Stock (and not to the Holder), evidences of its indebtedness, assets or any rights or warrants to subscribe for or purchase any security (excluding those referred to in this Section 3), the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect such event as determined by the Appraiser.  The Company shall promptly provide a statement to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(c)    In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then, subject to the terms hereof, the Holder shall have the right thereafter to exercise this Warrant into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which this Warrant could have been exercised immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled.  The terms of any such reclassification, consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 3(c) upon any exercise following such reclassification, consolidation, merger, sale, transfer or share exchange.  This provision shall similarly apply to successive reclassification, consolidations, mergers, sales, transfers or share exchanges.

(d)    If the Company, at any time while this Warrant is outstanding, shall issue additional shares of Common Stock or securities convertible into Common Stock, in each case other than an Excluded Issuance, for effective consideration per share less than the Exercise Price (a “Dilutive Issuance”), then, the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Company for such issue would purchase at such Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued.  For the purposes of this Section 3(d), all shares of Common Stock issuable upon conversion of any outstanding shares of preferred stock and the exercise and/or conversion of any other outstanding securities or rights exercisable for or convertible into shares of Common Stock shall be deemed to be outstanding.  For purposes of this Agreement, “Excluded Issuance” means any issuance or sale by the Company after the date hereof of: (a) shares of Common Stock issued upon the exercise of this Warrant or other Warrants issued to Holder in connection with the Debenture Agreement, or other debentures issued on substantially the same terms within twelve (12) months after the date of the Debenture Agreement; or (b) shares of Common Stock issued in connection with the events described in Sections 3(a) through (c) above; or (c) shares of Common Stock issued in connection with an equity incentive plan of the Company, or the exercise of awards previously issued thereunder; (d) up to 300,000 shares of Common Stock or convertible securities convertible into shares of Common Stock in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets; or (e) shares of Common Stock in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the Securities and Exchange Commission under the Securities Act.

(e)    The Company shall not, by amendment of its articles of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section 3 against impairment.

4.    Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall promptly provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

5.    Fractional Shares. This Warrant may not be exercised for fractional shares.  In lieu of fractional shares the Company shall promptly make a cash payment therefor based upon the per share fair market value of a Share then in effect.

6.    Representations, Warranties and Covenants of the Company.

(a)    The Company represents and warrants to the Holder that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company’s obligations hereunder were taken prior to and are effective as of the effective date of this Warrant, except that the Company may need to obtain stockholder approval to increase its authorized capital to ensure there are sufficient shares of Common Stock available for issuance of the Shares pursuant hereto.

(b)    This Warrant is not inconsistent with the Company’s articles of incorporation or bylaws, and does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, agreement or other instrument to which it is a party or by which it is bound, and constitutes the legal, valid and binding agreements of the Company, enforceable in accordance with its terms.

(c)    No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Securities Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d)    All issued and outstanding shares of Common Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  All outstanding shares of Common Stock and any other securities were issued in full compliance with all federal and state securities laws.

(e)    The Company is not, pursuant to the terms of any agreement currently in existence, under any obligation to register under the Securities Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(f)    Assuming that the Holder is an accredited investor (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (as defined in Section 8 hereof)), the issuance of the Shares upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g)    At the written request of the Holder, in the event the Holder proposes to sell Shares issuable upon the exercise of this Warrant in compliance with Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission, the Company shall furnish to the Holder, within three (3) Trading Days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

7.    Restrictive Legend.  The Shares (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

8.    Transfer of Warrant.

(a)    This Warrant may be sold, transferred, assigned or hypothecated, in whole or in part, by the Holder without the consent of the Company; provided, in each case that any transferee or assignee agrees to be bound by the terms of this Warrant, and such transfer or assignment is in compliance with the Securities Act and the securities law of any applicable jurisdiction.  The Warrant may be divided or combined, upon request to the Company by the Holder, into one or more new warrants representing the same aggregate number of Shares.  For purposes of this Warrant, “person” means an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.  The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

(b)    No opinion of counsel or “no-action” letter shall be necessary for any transfer or assignment by any Holder.

9.    Rights of Stockholders.  No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10.    Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable after 5:00 p.m., Mountain Time, on the Expiration Date.

11.    Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, and (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, and shall be addressed (i) if to the Holder, at , at the address of its principal corporate offices, which on the date hereof is 1119 Cambridge Road, Teaneck, NJ 07666 and (ii) if to the Company, at the address of its principal corporate offices (Attention: President), which on the date hereof is 12441 West 49th Ave Unit #4, Wheat Ridge, CO 80033, or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

12.    Warrant Agent.

(a)    The Company shall serve as the initial warrant agent under this Warrant.  The Company and the Holder may appoint a new warrant agent as mutually agreed upon by the Company and the Holder.

(b)    Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the register maintained by the warrant agent pursuant to this Warrant.

13.    Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Shares upon the exercise of the Warrants represented by this Warrant.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Warrants represented by this Warrant or receiving the Shares under this Warrant.

14.    Replacement of Warrant.  If the certificate evidencing this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant certificate, a new warrant certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and bond or other indemnity, if requested, reasonably satisfactory to it.  A Holder of a replacement warrant certificate also shall comply with such other reasonable regulations and pay such other reasonable charges attributable to the replacement of a warrant certificate.

15.    Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Colorado.

16.    Amendments.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

17.    Registration Rights. The Company shall file a registration statement under the Securities Act covering the resale of all Shares of the Holder as soon as possible following delivery of the Holder’s Notice of Exercise, and use its reasonable best efforts to have the registration statement declared effective by the SEC for distribution thereof. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of the Shares with respect to the registrations pursuant to this Section for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders as selected by them. If the Company does not register the shares as soon as possible and the Holder relies on an exemption or exclusion from the registration requirements to sell the shares the Company will cover the costs of the counsel’s opinion letter(s) that will be required to sell the shares.

[signature page follows]

Issued this 31st day of December, 2024.

Lifeloc Technologies, Inc.,
a Colorado corporation By:__________________________ Name:_______________________ Title: _______________________

EXHIBIT A

NOTICE OF EXERCISE

TO:Lifeloc Technologies, Inc.

Attention: President

1.    The undersigned hereby elects to purchase __________ shares of the Common Stock of Lifeloc Technologies, Inc. (the “Company”) pursuant to the terms of the attached Warrant.

2.    The undersigned tenders herewith payment in full of $____________ for the purchase price of _____________ Shares, together with all applicable transfer taxes, if any.

3.    Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.    The undersigned hereby represents and warrants that the aforesaid shares of Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof.

(Signature) Title: Date: